UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2007 (January 22, 2007)

NATIONAL FINANCIAL PARTNERS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31781	13-4029115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Seventh Avenue, 11th Floor, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 301-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2007, National Financial Partners Corp. (the “Company”) and Wells Fargo Bank, National Association, as trustee, entered into a First Supplemental Indenture (the “Supplemental Indenture”) to the Indenture dated January 16, 2007. The Supplemental Indenture relates to the Company’s 0.75% Convertible Senior Notes due 2012 (the “Notes”). On January 22, 2007, the Company issued and sold $230,000,000 aggregate principal amount of the Notes in a public offering pursuant to the Company’s Registration Statement on Form S-3ASR (No. 333-134915) (the “Registration Statement”) filed with the Securities and Exchange Commission on June 9, 2006. The Supplemental Indenture includes a form of Note.

The Notes bear interest at a rate of 0.75% per year, accruing from January 22, 2007. Interest is payable semiannually in arrears on February 1 and August 1 of each year, beginning on August 1, 2007. The Notes will mature on February 1, 2012, subject to earlier repurchase or conversion. The Notes have an initial conversion rate of 17.9791 shares of common stock per $1,000 principal amount (equivalent to a conversion price of approximately $55.62 per share), subject to adjustment.

The foregoing description of the Supplemental Indenture is not complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is filed as Exhibit 4.1 hereto and incorporated herein by reference. The Supplemental Indenture is hereby incorporated by reference into the Registration Statement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	First Supplemental Indenture, dated as of January 22, 2007, between National Financial Partners Corp. and Wells Fargo Bank, National Association, as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Financial Partners Corp.
Date: January 25, 2006

By:	/s/ Mark C. Biderman
Name:	Mark C. Biderman
Title:	Executive Vice President and Chief Financial Officer